Exhibit 99.1

GREEN COURTE PARTNERS TO ACQUIRE

AMERICAN LAND LEASE, INC.

FOR $14.20 PER SHARE IN CASH

FOR IMMEDIATE RELEASE:

Clearwater, Florida — December 10, 2008 – American Land Lease, Inc. (NYSE: ANL), a Clearwater, Florida-based real estate investment trust (“ANL”), announced today that it has signed a definitive merger agreement under which affiliates of Green Courte Partners, LLC, a Chicago-based private equity investment firm (such affiliates are referred to as “Green Courte Partners”), will acquire ANL for a cash purchase price of $14.20 per share in a transaction valued at approximately $438 million, including assumption of debt and preferred stock.

The two-step acquisition will be effected by means of a cash tender offer by Green Courte Partners for all of the outstanding shares of ANL’s common stock, at $14.20 per share in cash, followed by a second-step, cash-out merger in which ANL shares not acquired in the offer will be converted into the right to receive the same cash price per share. The merger is not contingent upon the success of the tender offer. In connection with the transaction, limited partners of Asset Investors Operating Partnership L.P., ANL’s Operating Partnership, will be entitled to receive $14.20 for each of their limited partnership units (“OP Units”).

The transaction has been approved by the board of directors of ANL and is not contingent on receipt of financing by Green Courte Partners. The tender offer is subject to certain conditions, including a minimum tender condition that Green Courte Partners acquire sufficient shares that will result in it owning at least 88% of the outstanding shares of ANL common stock. Terry Considine, Thomas L. Rhodes, Bruce D. Benson and Bruce E. Moore, directors of ANL, who collectively own approximately 12% of ANL’s outstanding common stock, have each committed to tender their shares and sell their OP Units in the transaction.

Terry Considine, Company Chairman and CEO commented, “After a thorough year long review of strategic alternatives, the board concluded that this transaction was in the best interests of our shareholders, customers and team members.”

Randy Rowe, Chairman of Green Courte Partners stated, “We are very excited to add American Land Lease’s professional management team and high-quality manufactured housing community investments to our existing business. This combination doubles the size of our portfolio and unites the strengths of the Manufactured Housing Institute’s 2007 and 2008 Community Operators of the Year.”

ANL expects the tender offer to be commenced not later than December 23, 2008. The tender offer will remain open for 20 business days from commencement, subject to extension under certain circumstances. Subject to the satisfaction of tender offer conditions, including the minimum tender condition, it is expected to be completed during the first quarter of 2009.

ANL’s Series A Cumulative Redeemable Preferred Stock will remain outstanding after the transaction is completed.

Wachovia Capital Markets, LLC served as exclusive financial advisor to ANL, while Skadden, Arps, Slate, Meagher & Flom LLP and Hill Ward Henderson served as legal counsel to ANL in connection with the transaction. DLA Piper LLP (US) served as legal counsel to Green Courte Partners in connection with the transaction.

About ANL

American Land Lease, Inc. is a Clearwater, Florida-based real estate investment trust that owns, develops and manages residential land lease communities primarily serving active adults. With over 10,000 home sites in 30 communities located primarily in Florida, Arizona and Alabama, ANL is committed to providing affordable, free-spirited retirement living for active adults. For more information, visit www.americanlandlease.com.

About Green Courte Partners

Green Courte Partners, LLC is a Chicago-based private equity real estate investment firm focused primarily on the ownership and operation of manufactured housing communities, retail and mixed-use properties, and parking assets. Green Courte Partners combines focused investment strategies with a disciplined approach to transaction execution and asset management with a goal of generating attractive risk-adjusted returns over a long-term holding period. For more information visit www.GreenCourtePartners.com.

Additional Information about the Tender Offer and Merger and Where to Find it

This press release is being made in connection with the proposed acquisition of ANL by Green Courte Partners. This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of ANL common stock will be made only pursuant to an offer to purchase on Schedule TO and related materials that Green Courte Partners intends to file with the Securities and Exchange Commission (the “SEC”). In connection with the tender offer, Green Courte Partners will file with the SEC a tender offer statement and related offer to purchase on Schedule TO that provides the terms of the tender offer and ANL will file a solicitation/recommendation statement on Schedule 14D-9 and a proxy statement or information statement with the SEC. Stockholders are urged to read these documents carefully and in their entirety if and when they become available because they will contain important information about the tender offer and/or the proposed merger.

When the offer to purchase, solicitation/recommendation statement, proxy statement and/or information statement become available, they will be mailed to ANL stockholders who are entitled to receive such documents. In addition, the tender offer statement and related offer to purchase, solicitation/recommendation statement, proxy statement and/or information statement as well as other filings containing information about ANL, the tender offer and the merger, if and when filed with the SEC, will be available free of charge at the SEC’s Internet Web site,

www.sec.gov. In addition, investors and security holders may obtain free copies of the solicitation/recommendation statement, proxy statement and/or information statement as well as other filings containing information about ANL, the tender offer and the merger that are filed with the SEC by ANL, if and when available, by contacting Shannon E. Smith, Chief Financial Officer at (727) 726-8868 or accessing ANL’s investor information website at www.americanlandlease.com/company.aspx.com or from Green Courte Partners by contacting James R. Goldman, Managing Director, Chief Investment Officer at (847) 582-9400.

ANL and its directors and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in the event that a proxy statement is used in connection with the merger. Information regarding ANL’s directors and executive officers is detailed in its proxy statements and annual reports on Form 10-K, previously filed with the SEC, and the proxy statement, if and when filed, relating to the merger, when it becomes available.

Forward-looking statements

The statements made in this press release which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding the commencement of, and the acquisition of shares pursuant to, the tender offer, the consummation of the merger, the filing of documents and information with the SEC, other future or anticipated matters regarding the transactions discussed in this release and the timing of such matters. Such forward-looking statements often contain or are prefaced by words such as “will” and “expect.” As a result of a number of factors, our actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause our actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the risk that the conditions to the closing of the tender offer or the merger set forth in the merger agreement will not be satisfied, (ii) changes in ANL’s business during the period between the date of this press release and the closing, (iii) obtaining regulatory approvals (if required) for the transaction, (iv) the risk that the transaction will not be consummated on the terms or timeline first announced, and (v) those factors set forth under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2007, and in our other filings with the SEC. Further information concerning those risks will be included in ANL’s filings with the SEC in response to the tender offer. ANL is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

American Land Lease, Inc.

Shannon E. Smith, Chief Financial Officer (727) 726-8868

Green Courte Partners, LLC

James R. Goldman, Managing Director, Chief Investment Officer (847) 582-9400

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